EXHIBIT 99.1
NEWS RELEASE

FOR INFORMATION CONTACT:

Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio 43215
www.glimcher.com

Mark E. Yale Sr. V.P.,CFO (614) 887-5610 myale@glimcher.com	Carolee J. Oertel Mgr., Investor Relations (614) 887-5613 coertel@glimcher.com

FOR IMMEDIATE RELEASE
Tuesday, August 2, 2005

GLIMCHER REPORTS SECOND QUARTER 2005 RESULTS

•	Average mall store sales increased 5% to $334 per square foot

•	Quarterly releasing spreads increased 10% over the prior rate

•	Mall store occupancy increased 160 basis points over June 30, 2004

COLUMBUS, OH — August 2, 2005 — Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the second quarter ended June 30, 2005. A description and reconciliation of non-GAAP financial metrics is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

Net loss available to common shareholders in the second quarter of 2005 was $1.1 million, or $0.03 per share, as compared to net income of $2.6 million, or $0.07 per share, in the second quarter of 2004. Funds From Operations (“FFO”) in the second quarter of 2005 was $19.3 million, compared to $21.6 million in the second quarter of 2004. On a per share basis, FFO for the second quarter of 2005 was $0.49 per share compared to $0.55 per share for the second quarter of 2004. Included in these results was a $1.4 million non-cash impairment charge recognized on a community center property classified as held-for-sale as of June 30, 2005.

“Excluding the non-cash impairment charge, FFO would have been $0.52 per share for the second quarter of 2005,” stated Mark Yale, Sr. VP and CFO.

For the first six months of 2005, net income was $0.4 million, or $0.01 per share, compared to net income of $3.3 million, or $0.09 per share, in the first six months of 2004, and FFO was $39.2 million, or $0.99 per share, in 2005 compared to $39.8 million, or $1.01 per share, in the first six months of 2004.

“We are encouraged by the operating performance of our mall portfolio during the quarter,” added Michael P. Glimcher, President and CEO. “As we look to the second half of the year, we continue our focus on improving property performance and executing on redevelopment opportunities within our existing mall portfolio.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended June 30,			For Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
Revenues	$84,654	$85,361	(0.8%)	$168,874	$169,760	(0.5%)
Net (loss) income available to common shareholders	$(1,080)	$2,553	(142.3%)	$357	$3,313	(89.2%)
Earnings per diluted share	$(0.03)	$0.07	(142.9%)	$0.01	$0.09	(88.9%)
FFO	$19,322	$21,638	(10.7%)	$39,231	$39,848	(1.5%)
FFO per diluted common share	$0.49	$0.55	(10.9%)	$0.99	$1.01	(2.0%)

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Highlights

•
Total revenues of $84.7 million in the second quarter of 2005 compared to revenues of $85.4 million for the second quarter of 2004. Lower termination income, out parcel sales activity and tenant reimbursements during the second quarter of 2005 led to decline in total revenues over the second quarter of 2004.

•
Net income available to common shareholders for the second quarter decreased $3.6 million compared to the second quarter of 2004. A $1.4 million non-cash impairment charge during the second quarter of 2005, a $2.0 million increase in general and administrative expenses over the second quarter of 2004 and lost income from the sale of 29 community centers throughout 2004 more than offset positive net operating income contributions from the same mall portfolio.

•
Same mall net operating income improved in the second quarter of 2005 by 2.3% over net operating income for the second quarter of 2004. This growth was reflective of increases in minimum and overage rents and an improved tenant reimbursement rate.

•
Mall store average rents were $24.58 per square foot at June 30, 2005, an increase of 1.4% from the $24.23 per square foot at June 30, 2004. Occupancy for mall stores at June 30, 2005 was 88.0% compared to 86.4% at June 30, 2004.

•
Average retail sales for mall stores increased 5% to $334 per square foot for the twelve months ending June 30, 2005 compared to $319 per square foot at June 30, 2004. Comparable mall store sales increased 1.3% for the twelve months ending June 30, 2005 compared to the same period in 2004.

•
Debt-to-total-market capitalization at June 30, 2005 was 52.3% based on the common share closing price of $27.75, compared to 55.2% at March 31, 2005 based on the common share closing price of $23.70. Fixed rate debt represented approximately 88% of the Company’s total outstanding borrowings at June 30, 2005.

Outlook

The Company estimates 2005 earnings per share to be in the range of $0.54 to $0.60 and continues to expect FFO per share to be in the range of $2.33 to $2.39.

The guidance does not include the impact of any potential acquisitions. Although the Company continues to evaluate potential opportunities, it will be disciplined in that process given the level of cap rates and the competitiveness of the marketplace. The Company also continues to evaluate potential sales of select assets at appropriate pricing levels. The guidance for 2005 anticipates that a limited number of sales may occur during the year which could cause variations within the guidance.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2005 follows:

	Low End	High End
Expected Earnings per share	$0.54	$0.60
Add: Real estate depreciation and amortization	1.84	1.84
Less: Gain on sales of properties	(0.05)	(0.05)
Expected FFO per share	$2.33	$2.39

For the third quarter of 2005, the Company estimates earnings per share to be in the range of $0.13 to $0.16 per share and FFO per share to be in the range of $0.53 to $0.56 per share.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sale. Reconciliations of non-GAAP financial measures to net income available to common shareholders are included in the Operating Results, found in the financial table section of this press release.

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Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, termination income and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

Second Quarter Conference Call

Glimcher’s second quarter investor conference call is scheduled for 11 a.m. ET on Tuesday, August 2, 2005. Those wishing to join this call may do so by calling (888) 879-9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com on August 2, 2005 and continue through August 16, 2005. Supplemental information about the second quarter operating results is available on the Company’s web site or at www.sec.gov or by calling (614) 887-5613.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls. At June 30, 2005, the Company’s mall portfolio comprised of 25 properties located in 16 states with GLA totaling approximately 21.9 million square feet. The community center and single tenant portfolio is comprised of 16 properties representing approximately 2.5 million square feet. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and to fully recover tenant obligations for CAM, taxes and other property expenses, the failure to achieve FFO for 2005 set forth in this press release, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com

Financial Tables to follow…

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,
Statement of Operations	2005		2004

Total revenues	$84,654		$85,361
Total expenses	58,451		55,790
Operating income	26,203		29,571
Interest expense, net	22,081		24,766
Income before minority interest in operating partnership
and discontinued operations	4,122		4,805

Minority interest in operating partnership	(95)		251
Income from continuing operations	4,217		4,554
Discontinued operations:
Impairment loss	(1,375)		-
Income from operations	437		2,358
Net income	3,279		6,912
Less: Preferred stock dividends	4,359		4,359
Net (loss) income available to common shareholders	$(1,080)		$2,553

Reconciliation of Net Income Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net (loss) income available to common shareholders	$(1,080)		$2,553
Minority interest in operating partnership	(95)		251
	(1,175)	$(0.03)	2,804	$0.07
Real estate depreciation and amortization	20,497	$0.52	18,834	0.48
Gain on sale of properties	-	$-	-	-
Funds From Operations	$19,322	$0.49	$21,638	$0.55

Weighted average common shares outstanding - basic	35,837		35,501
Weighted average common shares outstanding - diluted	39,830		39,405

Earnings per Share

Net (loss) income available to common shareholders before
discontinued operations per common share	$(0.01)		$0.01
Discontinued operations per common share	$(0.02)		$0.06
Earnings per common share	$(0.03)		$0.07

Net (loss) income available to common shareholders before
discontinued operations per diluted common share	$(0.01)		$0.01
Discontinued operations per diluted common share	$(0.02)		$0.06
Earnings per diluted common share	$(0.03)		$0.07
Funds from operations per diluted common share	$0.49		$0.55

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Six Months ended June 30,
Statement of Operations	2005		2004

Total revenues	$168,874		$169,760
Total expenses	115,023		110,424
Operating income	53,851		59,336
Interest expense, net	43,751		48,648
Equity in income of unconsolidated entities, net	-		3
Income before minority interest in operating partnership
and discontinued operations	10,100		10,691

Minority interest in operating partnership	41		305
Income from continuing operations	10,059		10,386
Discontinued operations:
Gain on sale of properties	-		3,020
Impairment loss	(1,375)		-
Income from operations	391		3,583
Net income	9,075		16,989
Less: Preferred stock dividends	8,718		8,798
Less: Issuance Costs related to Preferred Stock Redemption	-		4,878
Net income available to common shareholders	$357		$3,313

Reconciliation of Net Income Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net income available to common shareholders	$357		$3,313
Minority interest in operating partnership	41		305
	398	$0.01	3,618	$0.09
Real estate depreciation and amortization	38,833	$0.98	39,211	1.00
Share of joint venture real estate depreciation and amortization	-	$-	39	0.00
Gain on sale of properties	-	$-	(3,020)	(0.08)
Funds From Operations	$39,231	$0.99	$39,848	$1.01

Weighted average common shares outstanding - basic	35,775		35,316
Weighted average common shares outstanding - diluted	39,767		39,351

Earnings per Share

Net income (loss) available to common shareholders before
discontinued operations per common share	$0.04		$(0.08)
Discontinued operations per common share	$(0.03)		$0.17
Earnings per common share	$0.01		$0.09

Net income (loss) available to common shareholders before
discontinued operations per diluted common share	$0.03		$(0.08)
Discontinued operations per diluted common share	$(0.02)		$0.17
Earnings per diluted common share	$0.01		$0.09
Funds from operations per diluted common share	$0.99		$1.01

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	June 30,	December 31,
	2005	2004

Investment in real estate, net	$1,830,478	$1,835,298
Total assets	$1,937,258	$1,947,024
Mortgage notes and other notes payable	$1,428,538	$1,402,604
Debt to market capitalization	52.3%	52.0%

	June 30,	June 30,
	2005	2004

Occupancy:
Mall Anchors - Total Portfolio	91.3%	94.9%
Mall Stores - Total Portfolio	88.0%	86.4%
Total Mall Portfolio	90.1%	91.8%

Community Center Anchors	63.8%	79.4%
Community Center Stores	63.7%	74.3%
Total Community Center Portfolio	63.8%	78.1%
Comparable Community Center Portfolio	63.8%	72.5%

Average Base Rents:
Mall Anchors - Total Portfolio	$6.07	$5.73
Mall Stores - Total Portfolio	$24.58	$24.23
Community Center Anchors	$6.42	$5.11
Community Center Stores	$13.26	$10.43
Total Community Center Portfolio	$8.03	$6.36
Comparable Community Center Portfolio	$8.03	$7.53

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